                                                                    EXHIBIT i(2)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the use of our reports each dated February 3, 1999 on the financial statements of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. Growth and Income Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, and AIM V.I. Value Fund, each a series of AIM Variable Insurance Funds, Inc. Such financial statements and financial highlights are included in the Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of AIM Variable Insurance Funds, Inc. We also consent to the references to our Firm in such Registration Statement.



                                            /s/ TAIT, WELLER & BAKER
                                            ------------------------------------
                                            TAIT, WELLER & BAKER





Philadelphia, Pennsylvania
April 21, 1999